Exhibit 99.1

NASDAQ: HYRE August 2020 The Car Sharing Marketplace for Ridesharing and Delivery

This presentation contains forward - looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than historical facts are forward - looking statements, including without limitation, those regarding activities, events, financial results or developments that we intend, plan, expect, believe, project, forecast or anticipate will or may occur in the future. Examples of forward - looking statements include, but are not limited to, statements we make regarding the potential size of the market for our products, impacts of future legislation and regulatory action, forecasts of future performance, financial condition and results of operations, plans to expand to other markets, development of new technologies, potential acquisitions and the possibility of up - listing or cross - listing our equity securities. These statements reflect our management’s current views with respect to future events, are not guarantees of future performance, and involve risks and uncertainties that are difficult to predict. Further, forward - looking statements are based upon assumptions of future events that may not prove to be accurate. Such assumptions and assessments are made in light of our experience and perception of historical trends, current conditions and expected future results. These statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of our control and difficult to forecast which may cause actual results to differ materially from those that may be described or implied herein. Such factors include but are not limited to general economic conditions, competitive factors, political, economic, and regulatory changes affecting the real estate industry and various other factors, both referenced and not referenced above, and other factors that are described in our filings with the Securities and Exchange Commission (the “Commission”), including our periodic reports on Forms 10 - K and 10 - Q and current reports on Form 8 - K. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those set forth in this presentation. You should not place undue reliance on any forward - looking statements and are advised to carefully review and consider the various disclosures in our filings with the Commission. Except as required by law, we neither intend nor assume any obligation to revise or update these forward - looking statements, which speak only as of their dates. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this financial outlook. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates. Excluding the information from sources indicated, the content of this presentation is copyright 2020 HyreCar Inc. All Rights Reserved. 2 Safe Harbor Disclosure

Key Company Metrics

HyreCar

- **HyreCar is the car sharing marketplace for ridesharing and delivery, connecting gig economy drivers with vehicle owners nationwide**

- **Driver Demand Outstrips Car Supply by 10x**
  - 50,000+ drivers are applying monthly to TNCs like Uber and Lyft, ~40% of these drivers don't own a qualifying vehicle
  - Attracts 50,000+ delivery and ridesharing drivers quarterly, 10 times the amount of vehicles currently on the platform

- **Growing Scalable Domestic Business Model**
  - Annualized run rate in excess of 1 Million Rental Days and ~$25M in Net Revenue is driven by matching supply in key markets
  - Driven by identifying where driver demand is highest and attracting cars quickly
  - More than 80% of car supply now comes from the 50,000 US New and Used Auto Dealers, Fleet and Rental Owners

- **Decreasing Cash Burn and approaching Break-Even**
  - Decreasing cash burn and strong cash position on the balance sheet
  - Custom insurance coverage to protect both owners and drivers, just completed annual renewal with lower cost and improved cash flow

HyreCar Inc. (NASDAQ: HYRE)	
Stock Price[1]	$3.90
52 Week Trading Range[1]	$0.88 - $4.18
Market Cap[1]	$70M
Shares Outstanding[1]	17.7M
Annual Revenue Growth[2]	62%
LTM Revenue[3]	$19.2M
Gross Profit Margin[4]	45%
Cash[4]	$7.2M
Headquarters	Los Angeles
FTE	75
Founded	2014

NOTES:
1) Closing Price as of August 21, 2020
2) Fiscal Year Ending December 31, 2019
3) Last Twelve Months Ending June 30, 2020
4) Fiscal Quarter Ending June 30, 2020

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T NC s Pac k ag e D eliver y Food D eliver y T a sks Lei su r e R e nt al s Dr ive r s Owners / Vehicles Connecting Drivers to All Gig Opportunities 4

Goldman Sachs research expects 13% year over year revenue growth in ridesharing through 2030 Lyft has 1.5 million drivers in the US and Canada (1) Uber is estimated 2.0 million drivers (1) - 2 4 6 8 10 12 2018 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E Millions Rented Vehicles Owned Vehicles $6.5B HYRE US Rideshare /Delivery Rental TAM by 2029 (3) Large Total Addressable Market (TAM) 5 $1.2T US Transportation Market (4) (1) How Many Uber Drivers Are There?, The RideshareGuy.com, 8.1.2020( (2) Instacart, February 2020 (3) Assumes 10% of 2.5 Million combined Uber and Lyft Drivers Growing by 13% rent vs own vehicles for use in ridesharing or delivery (4) Lyft S - 1, March 1, 2019 Uber and Lyft are adding 50,000+ drivers a month, but many don’t have qualifying cars. HyreCar’s Addressable Market Estimated Owned Vehicles vs. Rented Vehicles (1,3) Instacart has 300,000 drivers, 75,000 in California. the end of 2018 (2)

Improved Competitive Position 6 Service Limitation No Limits Lyft & Uber Lyft Only Deposit $0 $200 $250 Available Markets All 50 states + DC 16 Cities Bought by Lyft Rental Length & Age Requirement Minimum 1 day rental, 21ysr+ Minimum 7 - day rental, 25yrs+ Minimum 7 day rental, 25yrs+ Average Weekly Rates Owners set pricing ~$200 per week $0.10 - $0.30 per mile (depends on geo location), taxes, fees ** $209/week – disqualified from Express Pay and driving bonuses $240 / Week + All - in Cost * $31 1 $37 6 $390 * Includes insurance, weekly cost assumes 1,000 miles driven per week, $0.10 per mile ($0.20 for fair) plus 15% taxes and fees applied to advertised competition pricing ** Assumes $150 per week in driver bonuses (conservative given Uber/Lyft drivers are seeing $500 starting bonuses) » HYRE: LARGEST GEOGRAPHIC FOOTPRINT OF AVAILABLE MARKETS IN THE U.S. » HYRE: LOWEST ALL - IN COST PROVIDER OF FLEET » HYRE: ASSET LIGHT & PLATFORM AGNOSTIC » HYRE: FLEXIBILITY ENABLES CUSTOMER SPEED TO MARKET » COMPETITION REDUCED: FAIR Changed business model due to high cost structure and Investor fatigue – exited ridesharing marketplace » FLEXDRIVE sold to Lyft - new business model

Experienced Management Team and Board

HyreCar

Management Team



Joe Furnari
CEO
Morgan Stanley



Scott Brogi
CFO
CHASE



Henry Park
COO
yp



Mike Furnari
CBDO
HYATT



Brian Allan
Strategic Partnerships
Galpin Ford

Board of Directors



Grace Mellis
Chairman
JPMorgan Chase & Co.



Joe Furnari
CEO
Morgan Stanley



Michael Root
Member
Riot Games



Brooke Skinner
CMO
cars.com



Jay Vijayan
Auto Technology
TESLA

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Three-Sided Revenue Model

HyreCar

Daily Gross Revenue Example	
National Avg Daily Rental Rate	**$36.00**
Driver Fee	**$3.60**
Daily Insurance Fee	**$13.00**
Daily Gross Billing Paid by Driver[1]	**$52.60**

Daily Net (GAAP) Revenue Example	
HyreCar Owner Fee (21% avg)	**$7.50**
HyreCar Driver Fee (10% rate)	**$3.60**
Insurance Fee (100% of fee)	**$13.00**
Daily Average Net Revenue	**$24.00**

$24.00 Daily Avg Net Rev
x 83,333 Monthly Rental Days
= **$2M** Monthly Net Revenue

*Net Revenue Margin Up to **45%-47%***

Opportunities for Margin Expansion:

- Reduction in direct insurance costs reduces COGS
- Addition of new higher revenue shares increases GPM
- Ancillary revenue subscriptions with dealerships just starting

1) *Gross billings is a non-GAAP term and an important measure by which HyreCar evaluates and manages its business. The Company defines gross billings as the amount billed to drivers, without any adjustments for amounts paid to owners or refunds. Gross billings include transactions from both revenues recorded on a net and a gross basis.*

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9 Rental Days have now fully rebounded, following an early spring drop due to Covid Source: Compay Filings Growing Rental Days after Rebounding

Financial Highlights

HyreCar

Dynamic Growing Platform

- Revenue CAGR of over 70% over the last two fiscal years
- Q2 2020 230,000 Rental Days and Net Revenue of $5.6 million
- Services mix balanced for both delivery and rideshare driving within Q2
- Q3 2020 Net Revenue estimated at $6.2 - $6.5 million

Clean Balance Sheet

- Systematically reducing cash burn, Q2 cash of $7.2 Million was down just $700,000 from prior quarter
- New auto liability insurance program with Apollo 1969 started in June 2020, will further improve cash flow
- $2.0M PPP Loan is expected to be forgiven in Q4
- Closely-held with more than 70% of company owned by Top 20 Holders

Improving Profitability

- Q2 GPM improved to 45% from 38%, due to improving insurance and merchant processing costs
- We expect 45-50% in the near-term, with longer term opportunities to get higher from subscriptions
- Q2 Adjusted EBITDA of ($1.7M) was a sequential quarterly improvement of $1.6 million from Q1 (1)
- **Increasing weekly rental days from current 22,000 to 30,000, will get HyreCar to profitability**

(1) See Reconciliation Slide at End of Presentation

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Approaching Break - Even 11

Investor Relations John Evans j.evans@HyreCar.com 415 - 309 - 0230 HyreCar Inc. Scott Brogi, CFO s c o tt@HyreCa r .c o m Contact Us 12

Reconciliation of Non - GAAP Financial Measures 13 Reconciliation of Non - GAAP Financial Measures We use Adjusted EBITDA in conjunction with GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Thus, our Adjusted EBITDA should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. We compensate for these limitations by providing a reconciliation of Adjusted EBITDA to the related GAAP financial measures, revenue and net loss, respectively. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view Adjusted EBITDA in conjunction with their respective related GAAP financial measures. The following table provides a reconciliation of net loss to Adjusted EBITDA for the three and six months ended June 30, 2020 and 2019: